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                                 LOAN OUT AGREEMENT


    THIS LOAN OUT is effective as of March 11, 1996, between Overseas Filmgroup, Inc. ("Company"), whose principal place of business is at 8800 Sunset Boulevard, Los Angeles, California 90069 and BLAH, Inc. ("Lender"), whose principal place of business is at 601 North Sweetzer, Unit B, Los Angeles, California 90048.

    In consideration of Company's engagement of Lender to provide the services of Anita Hope ("Hope") to Company and in consideration of Lender's acceptance of such appointment, Lender and Company agree as follows:

    1. TERM OF AGREEMENT. The business relationship between Lender and Company shall commence on March 11, 1996, and shall continue until termination by either of Company or Lender.

    2. SERVICES. Company hereby engages Lender to cause Hope to render services to Company as a Production Executive. Lender shall cause Hope to render all services customarily rendered by directors of production executives in the motion picture industry, including but not limited to, coordination and supervision of all pre-production, production and post production activities of any designated production in which the Company has an interest and so designates. Lender shall cause Hope to render such services on an exclusive basis.

    3. COMPENSATION. In consideration for the services to be performed by Hope, Company agrees to pay Lender One Thousand Two Hundred Dollars ($1,200) to be paid weekly on Company's regular payday.

    4. NOTICE. Any notice of communication given hereunder by either party to the other shall be forwarded to the address given below or such other address for which notice has been given:

         To Company:         Overseas Filmgroup, Inc.
                             8800 Sunset Boulevard, Third Floor
                             Los Angeles, California 90069
                             Facsimile:  (310) 855-0719
                             Attention:  Mr. William Lischak

         To Lender:          BLAH, INC.
                             601 North Sweetzer,

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                             Unit B
                             Los Angeles, California 90048
                             Attention:  Ms. Anita Hope
                             Facsimile: (213) 655-1320


    5. CONSENT TO JURISDICTION. Both parties consent to the jurisdiction of any court, state or federal, in the State of California, provided notice is given of the commencement of such action, as provided in paragraph 4.

    6. ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their respective successors and assigns; provided, however, Lender shall not, without prior written approval of Company or its Designee, assign the whole or part of its interest in this Agreement; and any unapproved assignment shall be void.

    7. ENTIRE AGREEMENT. this Agreement replaces all other contracts, oral or written, between the parties hereto and contains all of the agreements and understandings between said parties. This is an integrated document.

    8. MODIFICATIONS. This Agreement may be modified or amended only by a writing executed by all parties.

    9. GOVERNING LAW. This Agreement will be governed by the laws of the State of California.

    This Agreement contains the entire understanding of the parties.

    The signatures of Lender and Company below acknowledge review, understanding and full, knowing and voluntary acceptance by Lender and Company of the terms and conditions set forth in this Agreement.

    BLAH, INC.

    /s/ Anita Hope
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    By: Anita Hope                Dated:   03/25/97
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    Its: President
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    OVERSEAS FILMGROUP, INC.

    /s/  William F. Lischak
    -----------------------
    By: William F. Lischak        Dated:   03/25/97
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    Its: CFO, COO
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